EXHIBIT (10u.)


                              SEPARATION AGREEMENT
                                       AND
                          MUTUAL RELEASE OF ALL CLAIMS

     THIS SEPARATION AGREEMENT AND MUTUAL RELEASE OF ALL CLAIMS (the "Agreement") is entered into between W.R. Harper, Jr. ("Harper") and Northwest Natural Gas Company dba NW Natural (the "Company") on the dates acknowledged below in order to provide for an orderly and mutually satisfactory transfer of responsibilities and separation from employment. This is a negotiated agreement establishing the terms and conditions of Harper's separation from employment with the Company and it terminates, extinguishes and supersedes the benefits, terms and conditions of employment between Harper and the Company except to the extent prohibited by law.

1.   MEANING OF TERMS.

(a) As used in this Agreement, the "Company" shall mean Northwest Natural Gas Company dba NW Natural, its past, present and future parents, subsidiaries and current or former related entities, and all of its and their past and present officers, directors, agents, successors and assigns.

(b) As used in this Agreement, "Harper" shall mean W.R. Harper, Jr., his spouse (present or former), heirs, executors, administrators, agents, attorneys, assigns and any one claiming through him.

(c) As used in this Agreement, "Employment Termination Date" shall mean the close of business January 1, 2002.

2.   CONSIDERATION.

The parties acknowledge that this Agreement is entered into in consideration of the mutual promises and covenants herein. Harper acknowledges that it is supported by consideration over and above any separation or other benefits due him as a result of his employment with the Company. Harper also acknowledges that except as provided for in this Agreement he has no right to any employment related benefits including salary, vacation, banked vacation, compensation, benefits and perquisites of whatever kind, and that the payments made under this Agreement fully satisfy any wages due to him.

3.      RESIGNATION AS OFFICER.

(a) Harper will resign as an officer of the Company effective February 28, 2001. Harper acknowledges that he has been and is subject to certain laws governing trading by corporate insiders, and will engage in no trading activities in violation of those laws.

(b) Nothing herein shall affect any right Harper may have to indemnification for acts as an officer of the Company available to him under Oregon law, the Company's bylaws, and/or Company acquired liability coverage for directors and officers to the extent that coverage was in place at the time this Agreement is signed.

4.   CONTRACT EMPLOYMENT; TERMINATION OF EMPLOYMENT.

(a) Effective March 1, 2001 and continuing to the close of business January 1, 2002 (the "Contract Employment Term") , Harper will be employed by the Company as a contract employee.


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


(b) As a contract employee Harper will perform only the following services as the Company, through Michael S. McCoy or Mark S. Dodson, may from time to time, assign, and he will be present on Company premises only in accordance with such authorization:

     (i) Harper shall use his reasonable efforts to make himself available to meet with the officers of the Company to discuss matters with which Harper has been involved prior to March 1, 2001. The Company shall give Harper reasonable advance notice of the dates and times his services regarding such matters are required and shall reasonably accommodate Harper's schedule relating to his other business endeavors and his requests in setting such dates and times.

     (ii) Harper shall use his best efforts to make himself available to provide his services to the Company regarding the Mist Field negotiations. The Company shall give Harper reasonable advance notice of the dates and times his services regarding the Mist Field negotiations are required and Harper shall take all reasonable measures to make himself available on those dates.

(c) It is understood and agreed that during the Contract Employment Term, Harper may pursue other business activities or be employed by others as he chooses, subject to Paragraphs 9, 10, and 11 of this Agreement, and such other business endeavors or employment shall not in any way affect the compensation and benefits to be paid and provided to Harper by the Company pursuant to the terms of this Agreement.

(d) Harper shall receive the compensation granted by this Agreement and no other.

(e) Effective the Employment Termination Date, Harper's employment with the Company will end. Harper acknowledges that the employment relationship with the Company will then be permanently and irrevocably severed, that after the Employment Termination Date his entitlement to any employment related benefits will then cease, except as expressly granted by this Agreement and except for any vested benefits under any of the Company's benefit plans, which shall be provided in accordance with the applicable plans and policies as provided in Paragraph 8 of this Agreement. He acknowledges that after the Employment Termination Date, the Company has no obligation, contractual or otherwise, to rehire or re-employ him in the future. He waives any right to reinstatement or re-employment with the Company after the Employment Termination Date. Except as provided in this Agreement, Harper's compensation, and his participation in the Company's benefit programs including but not limited to 401k, SERP, employee stock purchase plans, executive deferred compensation, stock option programs, life and disability insurance cease upon the Employment Termination Date, provided, however, that Harper shall retain all vested rights in any benefit plan or program to the extent those rights vested before the Employment Termination Date, subject to the terms of the applicable plan. Harper will not earn or accrue any entitlement to any benefit after the Employment Termination Date, except as expressly stated in this Agreement. Harper acknowledges that the compensation paid under this Agreement is intended to replace those benefits listed on Schedule 4(d) attached hereto and incorporated
                              -------------
     herein for all purposes and that as a contract employee he will be entitled to the compensation and benefits specified in this Agreement.

5.   USE OF ACCRUED VACATION FROM 2000.

During the period March 1, 2001 through April 20, 2001 Harper shall use, and thereby be compensated for, all paid vacation that has been accrued to the date of this Agreement, together with two floating holidays for 2001 to which he has become entitled. Harper shall be entitled to no additional compensation beyond the vacation pay amount for those days.


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


6.   COMPENSATION AS CONTRACT EMPLOYEE.

During the period commencing at the close of business April 20, 2001 and ending with the close of business January 1, 2002, Harper will receive the following compensation as a contract employee of the Company:

(a) The sum of $4,333.00, subject to usual and customary withholding, for the period April 20, 2001 through April 30, 2001, payable on or about May 1, 2001.

(b) $34,075 per month (the "Total Salary") for 8 months thereafter, payable twice monthly through the Company's normal payroll, and subject to usual and customary withholding, with the first such payment to be made on or about May 15, 2001 and the last such payment to be made on or about December 31, 2001. The Total Salary is the sum of (i) $13,916 per month ("Salary 1") and (ii) $20,159 per month ("Salary 2"). SERP benefits shall only accrue on Salary 1 and the compensation payable under Paragraphs 5 and 6(a) of this Agreement. No SERP benefits shall accrue on Salary 2. The total amount of SERP income that will be considered for the 2001 year is $220,532 (the "SERP Amount"). The SERP Amount includes the $54,700 bonus that is payable in March of 2001 for 2000 performance.

(c) Accrual of service credits through January 1, 2002 applicable to retirement programs, in accordance with applicable plans.

(d) A payment of $16,057 representing vacation accrued in 2001, to be paid in a lump sum subject to usual and customary withholding during the month of January 2002 and not subject to deferral, provided Harper signs the release referenced in Paragraph 12(c) of this Agreement.

(e) Health and welfare benefits and the benefits allowance on the same terms as provided immediately before signing this Agreement.

(f) Continued use of two Company-owned Portland Trailblazer tickets for the remainder of the current season, including playoffs, if any.

(g) Company payment of club dues and fees for Harper's current home security system to the extent they were Company-paid immediately before signing this Agreement.

(h) The other benefits listed in Schedule 6 attached hereto and incorporated herein for all purposes, and such benefits shall be provided to Harper to the same extent as they were provided to him as a full time employee and officer of the Company prior to February 15, 2001.

(i) Following his termination January 1, 2002, Harper may continue his health and welfare coverage in accordance with the rights he has under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), and not otherwise.

In addition to the foregoing, Harper may retain his Company provided laptop, provided that he has first met with Michael S. McCoy and Company information technology managers to remove Company information from the hard drive. Harper may also remove and retain the painting presently hanging in his office.


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


7.   STOCK OPTION GRANTS.

Harper has been the recipient from time to time of grants of stock options. Nothing in this Agreement is intended to affect any vested rights he may have, or in any way alter the rights and obligations specified in the option agreements and plan.

8.      BENEFIT PLANS; BONUS FOR 2000.

(a) Harper's entitlement to any benefits afforded by any Company benefit plans including, without limitation, long-term incentive, employee stock purchase plans, executive supplemental retirement income, and executive deferred compensation are governed solely by their applicable plans and policies which are incorporated herein by this reference.

(b) Prior to the last day of March, 2001, the Company shall pay Harper $54,700 as a bonus earned for his performance in 2000.

9.   NON-DISPARAGEMENT.

(a) Harper will not make statements that disparage or malign the reputation or abilities of the Company as it is defined in this Agreement.

(b) The Company will not make statements that disparage or malign the reputation or abilities of Harper.

(c) Neither party shall be in breach of this provision as a result of giving truthful testimony relating to the Company or relating to Harper.

(d) For 24 months after the execution of this Agreement, Harper will not accept engagement as a paid expert or consultant to provide expert testimony directly adverse to Northwest Natural Gas Company or its parent and subsidiary entities in any litigation or legal proceeding, including but not limited to rate cases or industrial customer cases.

10.  NON-SOLICITATION.

Harper will not, for a period of 12 months from his January 1, 2002 termination from employment, directly or indirectly, solicit, divert or hire away (or attempt to do so) any employee of the Company, nor shall he directly or indirectly encourage any employee of the Company to leave the Company's employ. This shall apply to any employee of the Company, whether full-time or temporary employee, whether such employment is pursuant to a written or oral agreement, and whether such employment is for a determined period or is at will.

11.     CONFIDENTIALITY.

(a) Harper agrees that he will not disclose, disseminate, or publicize, or cause or permit to be disclosed, disseminated, or publicized: (i) Confidential or proprietary information including business and strategic plans, payroll and personnel information, and other business information to which Harper had access as an officer of the Company and was under an obligation to keep confidential; and (ii) any of the terms of this Agreement. For purposes of this Agreement, information is not confidential or proprietary if it is available to the public for reasons unrelated to a breach by Harper, if it is information known by Harper before his employment by Company, or if it was provided to him by a source unrelated to Company and not obtained from Company by any person through a wrongful act.


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


(b) These obligations are subject to the following exceptions only (i) to the extent necessary to represent the Company's interests in claims or litigation where the Company authorizes disclosure; (ii) to the extent necessary to report income to appropriate taxing authorities, provided any person to whom the information is disclosed shall also be bound by this confidentiality provision; (iii) in response to an order or subpoena of a court or governmental agency of competent jurisdiction, provided, however, that notice of receipt of such order or subpoena shall be immediately communicated to the Company telephonically and in writing, so that the Company shall have an opportunity to intervene and assert what rights it has to nondisclosure prior to Harper's response to such order or subpoena;
     (iv) to the extent necessary to enforce this Agreement. Harper may also disclose the terms of this Agreement to his lawyers, accountants and financial advisers, and as required to lenders or lending institutions for consideration in applications for loans or credit.

(c) The Company agrees that, except on a business need-to-know basis, it will not disclose, disseminate or publicize, or cause or permit to be disclosed, disseminated or publicized, any of the terms of this Agreement. These obligations are subject to the following exceptions only (i) to the extent necessary to represent its interests in claims or litigation, (ii) to the extent necessary to comply with government reporting obligations, including but not limited to the company's proxy statements where required, (iii) in response to an order or subpoena of a court or governmental agency of competent jurisdiction, provided, however, that notice of receipt of such order or subpoena shall be immediately communicated to Harper telephonically and in writing so that Harper shall have an opportunity to intervene and assert what rights he has to nondisclosure prior to the Company's response to such order or subpoena; (iv) to the extent necessary to enforce this Agreement.

12.  RELEASES.

(a) Harper hereby waives any legal rights and releases and forever discharges the Company from any and all liability, demands, claims, suits, actions, charges, damages, judgments, levies or executions, whether known or unknown, liquidated, fixed, contingent, direct or indirect, which have been, could have been or could be raised against the Company which relate in any way to Harper's employment by the Company or termination of that employment, except to the extent waiver or release is specifically prohibited by law, and except for his right to enforce the Agreement according to its terms. This is a full and final waiver and release of all such claims which he has or may have against the Company, specifically including but not limited to all claims for relief or remedy of any type under any state or federal laws, including but not limited to claims based upon Title VII of the Civil Rights Act of 1964, the Post-Civil War Civil Rights Acts, the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination in Employment Act, The Older Workers Benefit Protection Act, the Workers Adjustment and Retraining Notification Act, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Vietnam Era Veterans Readjustment Assistance Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act (except to the extent of claims related to vested benefits in qualified plans), Executive Order 11246, as amended, the civil rights, employment and labor laws of any state or the United States, all as amended, and any regulations under such authorities; including but not limited to claims based on alleged breach of employment contract or any other tort, contract or other common law theories; and including but not limited to any claims for additional compensation, back pay or benefits of any type (except in accordance with the terms of the Agreement); and including but not limited to any claim for attorney fees or costs, for reinstatement to active employment or reemployment (except to the extent specifically prohibited by law), or for compensatory or punitive damages under any applicable statutes or common law theories.


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


(b) The Company hereby waives any legal rights and releases and forever discharges Harper from all liability, demands, claims, suits, actions, charges, damages, judgments, levies or executions, whether known or unknown, liquidated, fixed, contingent, direct or indirect, which have been, could have been or could be raised against Harper which relate in any way to Harper's employment by the Company or termination of that employment, except to the extent waiver or release is specifically prohibited by law and except for Company's right to enforce the Agreement according to its terms.

(c) On or about January 2, 2002 as a condition of the Company's payment of any amounts set forth in Paragraph 6(d) of this Agreement and the Company's continued obligations under Paragraph 9 of this Agreement, Harper will execute the release attached hereto as Exhibit A.

(d) On or about January 2, 2002 as a condition of Harper's continued obligations under Paragraphs 9 and 10 of this Agreement, the Company will execute the release attached hereto as Exhibit B.

13.  ACKNOWLEDGEMENT.

Harper acknowledges that the payments made to the date of this Agreement, and payments identified in this Agreement represent payment of all compensation owing to him by virtue of his employment, and further include sums in addition.

14.     NO FUTURE CLAIMS.

The parties promise that they will not prosecute, maintain or institute any action, suit, administrative charge or complaint, or proceeding of any kind or nature whatsoever against the other for any reason arising out of Harper's employment or the termination of his employment, except to enforce the Agreement according to its terms.

15.     CONSEQUENCES OF BREACH.

(a) If an arbitrator in a proceeding duly commenced by the Company pursuant to Paragraph 21 of this Agreement shall have determined that Harper materially breached this Agreement and such breach materially and adversely affects the Company, the Company shall be entitled to such damages as may be awarded by the arbitrator in such proceeding.

(b) If an arbitrator in a proceeding duly commenced by Harper pursuant to Paragraph 21 of this Agreement shall have determined that the Company materially breached this Agreement and such breach materially and adversely affects Harper, then Harper shall be entitled to such damages as may be awarded by the arbitrator in such proceeding.

16.  DEATH.

The Company's obligations under this Agreement shall not terminate upon the death of Harper, and upon the death of Harper, all payments payable to Harper under this Agreement shall be paid to Harper's estate.

17.  COMPLIANCE WITH OLDER WORKERS BENEFIT PROTECTION ACT OF 1990.

This Agreement is subject to the terms of the Older Workers Benefit Protection Act of 1990 ("OWBPA"). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act ("ADEA") unless the waiver is knowing and voluntary. Pursuant to the terms of the OWBPA, Harper acknowledges and agrees that he has executed this Agreement voluntarily, and


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


with full knowledge of its consequences. In addition, Harper hereby acknowledges and agrees as follows:

          a. This Agreement has been written in a manner that is calculated to be understood, and is understood, by Harper;

          b. The release provisions of this Agreement apply to any rights Harper may have under the ADEA;

          c. The release provisions of this Agreement do not apply to any rights or claims Harper may have under the ADEA that arise after the date he executes this Agreement;

          d. The Company hereby advises Harper to consult with an attorney prior to executing this Agreement;

          e. The Company is giving Harper a period of twenty-one (21) days to consider this Agreement. Harper may accept and sign this Agreement before the expiration of the twenty-one (21) day time-period, but he is not required to do so by the Company; and

          f. For a period of seven (7) days following the signing of this Agreement, Harper may revoke this Agreement. Harper will provide written notice of any such revocation to the Company. This Agreement shall become effective on the eighth day after Harper signs it, if it has not been revoked during the revocation period.

18.  INTEGRATION.

The Parties agree that this Agreement (together with the documents incorporated by reference) states the entire agreement of the Parties and supersedes all prior and contemporaneous negotiations and agreements, oral or written. Each Party expressly acknowledges that the other Party did not, directly or indirectly, make any promises, representations, or warranties whatsoever, express or implied, other than those contained in this Agreement. The Parties further agree that this Agreement may be amended only by a subsequent writing signed by both of the Parties.

19.  SEVERABILITY AND GOVERNING LAW.

The Parties agree that any provision of this Agreement that is held to be illegal, invalid, or unenforceable under present or future laws shall be fully severable. The Parties further agree that this Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, a provision as similar to the illegal, invalid, or unenforceable provision as is possible and legal, valid, and enforceable shall be automatically added to this Agreement in lieu of the illegal, invalid, or unenforceable provision. The Parties also agree that Oregon law shall govern the validity and enforceability of this Agreement.

20.  NO ADMISSION.

The Parties agree that, by entering into this Agreement, neither party admits, and specifically denies, any violation of any local, state, or federal law, common or statutory. The Parties recognize that this Agreement has been entered into in order to achieve an orderly separation and nothing contained herein shall be construed to be an admission of liability or a concession of any kind.


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


21.  RESOLUTION OF DISPUTES.

Any dispute between the Parties concerning the interpretation, application, or claimed breach of this Agreement shall be submitted to binding, confidential arbitration in Portland, Oregon. Such arbitration shall be conducted pursuant to the rules of the American Arbitration Association governing employment disputes, before an arbitrator licensed to practice law in Oregon and familiar with employment law disputes. Prior to submitting the matter to arbitration, the parties shall first attempt to resolve the matter by the claimant notifying the other party in writing of the claim; by giving the other party the opportunity to respond in writing to the claim within ten (10) days of receipt of the claim; and by giving the other party the opportunity to meet and confer. If the matter is not resolved in this manner, the dispute may then proceed to arbitration at the request of either party. The parties shall bear equally the arbitrator's fees and expenses, as well as the administrative costs, if any, assessed by the American Arbitration Association. The prevailing party in any such proceeding shall be entitled to recover costs, expenses, and attorney's fees incurred as a result of such arbitration or as awarded by the arbitrator. Should any party institute any court action against the other with respect to any claim released by this Agreement, or pursue any arbitrable dispute by any method other than arbitration as provided for in this Paragraph, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses, and attorney's fees incurred as a result of such action.

22.  NOTICES.

All notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made if delivered in person or when deposited in the mail, postage prepaid, certified mail, return receipt requested, or in the case of telex, telegraphic or cable notice, when delivered to the telex, telegraph or cable company or in the case of telex or telecopy notice when so sent addressed to its address shown opposite its respective signature hereto. Notwithstanding the foregoing, notices of change of address shall become effective only upon receipt. Any such notice, request, demand or other communication (other than any notice of change of address) may be given or made by telephone (with prompt written confirmation thereof) and any such telephone notice, request, demand or other communication shall be deemed to have been given or made when received.

23.  BENEFIT; ASSIGNMENT.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, this Agreement is personal in nature and may not be assigned or delegated by either party without the express, written consent of the other party.

24.  COUNTERPARTS.

While this Agreement may be executed in multiple counterparts, each fully executed copy hereof shall, for all purposes, be deemed to be an original, but all of such executed counterparts shall be deemed to be but one Agreement.

25. HARPER AND THE COMPANY HAVE READ THE FOREGOING AND UNDERSTAND THE EFFECT OF THIS AGREEMENT. HARPER AND THE COMPANY EACH ACKNOWLEDGES HE OR IT IS RELEASING LEGAL RIGHTS.


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


Address:

14591 Pfeifer Way
Lake Oswego, Oregon 97035
                                             /s/ W.R. Harper, Jr.
                                             ----------------------------------
                                             W.R. HARPER, JR.

                                             2/28/01
                                             ----------------------------------
                                             (DATE)


                                             NORTHWEST NATURAL GAS COMPANY

Address:

----------------------------------

----------------------------------           BY: /s/ Michael S. McCoy
                                                -------------------------------
                                                MICHAEL S. MCCOY,

                                             2/28/01
                                             ----------------------------------
                                             (DATE)


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


                             WAIVER OF 21-DAY REVIEW

I, W. R. Harper, Jr. understand that I may take up to 21 days from receipt of the Settlement Agreement and Mutual Release of All Claims to review the document and determine whether to accept it. I hereby knowingly and voluntarily waive the 21-day review provision of the Agreement. I acknowledge and understand that this Waiver is part of the Settlement Agreement and Release of All Claims between myself and COMPANY, as such includes all rights and claims arising prior to or on the effective date of the Settlement Agreement and Release, including, but not limited to, the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, and any public policies of the State of Oregon.

I have consulted with my attorney prior to executing this Waiver and the Settlement Agreement Release of All Claims, and I acknowledge that I fully understand the terms of this Waiver and the Agreement. I have not been compelled into signing it by anyone associated with COMPANY, and have entered into the Agreement and Waiver voluntarily and of my own free will.


2/28/01                            /s/ W.R. Harper, Jr.
--------------------               --------------------------------
Date                               W.R. Harper


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


                                    EXHIBIT A

     For and in consideration of the Agreement, Harper hereby waives any legal rights and releases and forever discharges the Company from any and all liability, demands, claims, suits, actions, charges, damages, judgments, levies or executions, whether known or unknown, liquidated, fixed, contingent, direct or indirect, which have been, could have been or could be raised against the Company which relate in any way to Harper's employment by the Company or termination of that employment, except to the extent waiver or release is specifically prohibited by law, and except for his right to enforce the Agreement according to its terms. This is a full and final waiver and release of all such claims which he has or may have against the Company, specifically including but not limited to all claims for relief or remedy of any type under any state or federal laws, including but not limited to claims based upon Title VII of the Civil Rights Act of 1964. the Post-Civil War Civil Rights Acts, the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination in Employment Act, The Older Workers Benefit Protection Act, the Workers Adjustment and Retraining Notification Act, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Vietnam Era Veterans Readjustment Assistance Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act (except to the extent of claims related to vested benefits in qualified plans), Executive Order 11246, as amended, the civil rights, employment and labor laws of any state or the United States, all as amended, and any regulations under such authorities; including but not limited to claims based on alleged breach of employment contract or any other tort, contract or other common law theories; and including but not limited to any claims for additional compensation, back pay or benefits of any type (except in accordance with the terms of the Agreement); and including but not limited to any claim for attorney fees or costs, for reinstatement to active employment or reemployment (except to the extent specifically prohibited by law), or for compensatory or punitive damages under any applicable statutes or common law theories.


[to be signed upon termination of employment]


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


                                    Exhibit B

The Company hereby waives any legal rights and releases and forever discharges Harper from all liability, demands, claims, suits, actions, charges, damages, judgments, levies or executions, whether known or unknown, liquidated, fixed, contingent, direct or indirect, which have been, could have been or could be raised against Harper which relate in any way to Harper's employment by the Company or termination of that employment, except to the extent waiver or release is specifically prohibited by law and except for Company's right to enforce the Agreement according to its terms.

[to be signed upon termination of employment]


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


                                  SCHEDULE 4(D)

                               TERMINATED BENEFITS
                               -------------------

Sick Leave
Family Leave
Car Allowance
Federal PAC 1
Vacation
Holidays
Banked Vacation
2001 bonus and short term incentive
Long-Term Incentive Plan


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


                                   SCHEDULE 6

                                    BENEFITS
                                    --------

Health Insurance
Long-Term Disability Insurance (before tax)
Life Insurance
Dental Insurance
Executive Deferred Compensation
401K
Flex Spending Medical (pre-tax)
Employee Stock Purchase Plan
Workers Compensation
United Way Contribution
Stock Option Plan (to the same extent as provided to officers of the Company) SERP (Special Executive Retirement Plan) (to the same extent as provided to officers of the Company)
Defined Benefits Retirement Plan


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